                                                                    EXHIBIT 99.1


HENRY BROS. ELECTRONICS REPORTS RECORD RESULTS FOR 2005


o Fiscal year 2005 Revenues of $42.2 million, a 42% increase year-over-year; exceeds Company guidance of $36 to $40 million
o    Company meets Operating Profit Margin goal of 5.0%
o Fiscal 2005 Net Income reaches a record of $1.1 million; $1.1 million increase from fiscal 2004

SADDLE BROOK, N.J., February 23, 2006 -- Henry Bros. Electronics, Inc. (Amex:
HBE), a turnkey provider of technology-based integrated electronic security solutions, today announced results for the year and three months ended December 31, 2005.

Revenues for the year ended December 31, 2005 reached a record $42.2 million, an increase of 42% over revenues of $29.7 million in the same period a year ago. Earnings Before Interest and Taxes (EBIT) were $2.1 million compared to $399,201 in 2004. Net income was $1.1 million, or $0.19 per diluted share, compared to net income of $44,021, or $0.01 per diluted share, in fiscal 2004.

For the fourth quarter ended December 31, 2005, revenues were a record $12.0 million, an increase of 23.6% from revenues of $9.7 million in the comparable period of 2004. EBIT totaled $808,968 compared to $404,921 in the fourth quarter of 2004 representing an increase of 100%. Fourth quarter net income was $452,197, or $0.08 per diluted share, compared to net income of $86,965, or $0.02 per diluted share, for the fourth quarter of 2004, representing an increase of 420%.

As of December 31, 2005, the Company had cash and cash equivalents of $2.2 million, or $.37 per share.

James Henry, Chief Executive Officer of Henry Bros. Electronics, said, "We are extremely pleased with the results of our 2005 fiscal year. With sales of $42.2 million, we exceeded our annual guidance figures and further established our company as a leading integrator in the security systems market. Our record revenue growth enabled us to use our operational infrastructure more efficiently and to meet our targeted operating margin of 5%. As long-standing customers continued to utilize our team as a key partner for the ongoing development of their security infrastructures, we also gained significant traction in new markets with escalating needs for heightened security including key markets such as pharmaceuticals and mobile transport.

We are also extremely pleased with the development of the Henry Bros. brand in 2005. Our success with high-profile customers and significant projects has enhanced our position in the security solutions market and has helped establish Henry Bros. as a recognized leader. As a result, we are competing for projects of greater size and scale than in the past. These potential projects are characterized by a long sales cycle but could also provide significant contributions to our backlog in 2006, if realized.

Based on our current backlog of $16.0 million, we are forecasting a baseline revenue target for 2006 between $45 million and $48 million and a targeted operating margin of 6%. We are also projecting net income between $1.4 and $1.5 million, or $0.24 and $0.26 per share.

About Henry Bros. Electronics, Inc.

Henry Bros. Electronics, Inc. (Amex: HBE) provides technology-based integrated electronic security systems, services and emergency preparedness consultation to commercial enterprises and government agencies. The Company has offices in California, Texas, Arizona, Colorado and New Jersey.

For more information, visit http://www.henrybroselectronics.com.

Safe Harbor Statement: Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained under the heading of risk factors listed in the Company's filings with the U.S. Securities and Exchange Commission. Henry Bros. Electronics Inc. does not assume any obligation to update the forward-looking information.

Investor Contacts:
Todd Fromer / Erika Levy Kay                     James Henry, CEO
KCSA                                             Henry Bros. Electronics, Inc.
212-896-1215 / 212-896-1208                      201-794-6500
tfromer@kcsa.com / ekay@kcsa.com                 jhenry@dssi-hq.com

                                       ###

                 HENRY BROS. ELECTRONICS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         Twelve months ended                  Three months ended
                                                             December 31,                        December 31,
                                                      2005               2004               2005               2004
                                                      ----               ----               ----               ----
Revenue                                             $42,156,188         $29,725,718        $12,045,492       $9,748,445
Cost of revenue                                      31,581,187          22,305,632          9,420,020        7,140,117
                                                 ---------------    ----------------   ----------------    -------------
  Gross profit                                       10,575,001           7,420,086          2,625,472        2,608,328
                                                 ---------------    ----------------   ----------------    -------------

Operating Expenses:
Selling, general & administrative expenses            8,467,192           7,020,885          1,816,504        2,203,407
                                                 ---------------    ----------------   ----------------    -------------
  Operating profit (loss)                             2,107,809             399,201            808,968          404,921
                                                 ---------------    ----------------   ----------------    -------------

Interest income                                          12,507              12,624              1,615            6,589
Other (expense) income                                  (3,780)                                    299
Interest (expense)                                     (84,985)            (94,039)           (25,131)         (21,152)
                                                 ---------------    ----------------   ----------------    -------------
Income before tax expense                             2,031,551             317,786            785,751          390,358

Tax expense                                             923,273             273,765            333,554          303,393
                                                 ---------------    ----------------   ----------------    -------------

Net income after taxes                               $1,108,278             $44,021           $452,197          $86,965
                                                 ===============    ================   ================    =============


BASIC EARNINGS PER COMMON SHARE:
Basic Profit Per Common Share                             $0.19               $0.01              $0.08            $0.02
                                                 ===============    ================   ================    =============
Weighted Average Common Shares                        5,739,398           5,411,964          5,739,398        5,739,398
                                                 ===============    ================   ================    =============

DILUTED EARNINGS PER COMMON SHARE:
Diluted Profit Per Common Share                           $0.19               $0.01              $0.08            $0.02
                                                 ===============    ================   ================    =============
Weighted Average Diluted Common Shares                5,889,399           5,411,964          5,889,399        5,739,398
                                                 ===============    ================   ================    =============